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                                                                    EXHIBIT 10.1

                                COPY DATA LIMITED
                               CONTRACT AGREEMENT

DATE:                    ___________________________, 2001

EMPLOYER:                COPY DATA LIMITED The Arena, Raleigh Court,
                         Priestley Way, Crawley, Wst Sussex, RH10 2PD

EMPLOYEE:                __________________________________________

                         __________________________________________

JOB TITLE:               __________________________________________

NOTICE: The employment is terminable by 1 months notice on either side

PLACE(S) OF WORK:        The Employee will be based at Crawley but may be
                         required to work from any of the Employees places of business as may exist from time to time

AREA IN WHICH MAY BE     United Kingdom
RELOCATED:

SALARY:                  L________ per annum payable on the 7th of each month

COMMISSION:              % of Gross Profit (GP) payable subject to target.
                         Target set at L________ GP.

NORMAL HOURS:            8:30 a.m. - 5:30 p.m. Monday - Friday

PAID HOLIDAYS:           3 weeks per annum.

                         Holiday year commences 1 January

SICKNESS:                Statutory sick benefits

STATUTORY [AND           "Qualifying days" in respect of which sick pay may be
EMPLOYER'S] SICK PAY     paid are Monday - Friday.
SCHEME[S]:
                         Notification of incapacity required by telephone on first qualifying day and weekly in writing thereafter

                         Evidence of incapacity required is self-certification for the first seven days incapacity with a doctors sick note after seven qualifying days and weekly thereafter
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                         NOTE that failure to notify and/or evidence incapacity
                         may affect right to payment

                         Details of the control system and further particulars relating to the sick pay schemes are available from the Employer

GRIEVANCE AND            The special rules applicable are set out in the
DISCIPLINARY copies      Employers disciplinary and grievance procedure of which
PROCEDURES:              are available from the Employer

EMPLOYMENT WITH          __________________________________________
COMPANY COMMENCED:

CONTINUOUS EMPLOYMENT    __________________________________________
COMMENCED:

COLLECTIVE AGREEMENTS:   There are no collective agreements directly affecting
                         the terms and conditions of employment

This table ("the table") and the attached schedule of ________ pages together form a binding agreement made by us on the above date.

SIGNED [for and on       __________________________________________[director]
behalf of the Employer]

SIGNED by the Employee   __________________________________________


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                                  THE SCHEDULE

1.       THE APPOINTMENT

         1.1. The Employer appoints the Employee and the Employee agrees to act in the capacity specified in the table (or in such other office or position as may from time to time be agreed) with effect from the date specified in the table

         1.2. Unless so stated in the table, the appointment is a permanent and not a temporary one. The appointment will continue unless and until either party gives to the other notice in writing as specified in the table so as to expire either as there set out or (if not specified) at any time

         1.3. The Employee's place(s) of work are as set out in the table. The Employee may be relocated within the area specified in the table but will not be obliged (except for occasional visits in the ordinary course of his duties) to go or to reside outside that area

2.       DUTIES OF THE EMPLOYEE

         2.1. The Employee will act with the utmost good faith and fidelity to the Employer and will use his best endeavours to promote the interests and welfare of the Employer and will devote the whole of his time attention and skill to the business of the Employer and will obey his reasonable and lawful directions. The Employee is subject to the disciplinary rules specified in the table.

         2.2. The Employee must at all times comply with the Employees directions relating to appearance and dress

         2.3. The Employee is not entitled to receive or obtain directly or indirectly any discount rebate commission or other profit in respect of any such contract or any sale or purchase of goods effected or other business contracted (whether or not by him) by or on behalf of the Employer and shall account to the Employer for any he does receive or obtain

         2.4. The Employee must not (except with the consent in writing of the Employer or as an investor in securities listed on a recognised stock exchange) be directly or indirectly engaged or concerned or interested in any other business whatsoever and will be accountable to the Employer for any profits fees or other sums derived from any interest which he has in breach of this provision
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3.       REMUNERATION

         3.1. The Employee will be entitled to salary or wages as specified in the table (or any increased rates notified to him). Such salary or wages shall unless otherwise stated in the table be inclusive of any other fees or remuneration

         3.2. There will be paid or refunded to the Employee all out of pocket expenses properly incurred by him in the performance of his duties. Any particular allowances benefits or expenses specified in the table will be given in addition

         3.3. The Employee's hours of work are as specified in the table but he must work such hours as from time to time are reasonably required of him and unless otherwise specified in the table he will not be entitled to receive any additional remuneration for work outside his normal hours

         3.4. The Employee will be entitled to the amount of paid holiday specified in the table in addition to the usual public holidays also with pay. For each such public holiday which falls on a Sunday or (if he does not normally work on a Saturday) on a Saturday or during his permitted holiday as aforesaid he will be entitled to one day's holiday in lieu. Holidays may be taken only at such time or times as may be approved by the Employer and holidays not taken during the period of 12 months from the commencement date of the holiday year may not be carried forward. On termination of this agreement otherwise than as provided in clause 4.1.2 or than by notice given by the Employee the Employee will be entitled to accrued holiday pay in direct proportion to the length of his service during the holiday year in which the termination takes place due allowance being made for any holiday already taken. No holiday may be taken during a period of notice except with the consent of the Employer

         3.5. In respect of any absence from work due to sickness or accident (subject to any deduction as provided below):-

                  3.5.1. The Employee will be entitled to receive remuneration in accordance with the statutory sick pay scheme together with such amount (if any) by which such proportion of his remuneration for such period as is specified in the table exceeds his entitlement under such scheme (or entitlement forfeited for failure to duly notify or evidence incapacity). For the purpose of computing any period of absence any period of less than 2 working weeks during which the employee returns to work may be ignored

                  3.5.2. in respect of the statutory sick pay scheme "qualifying days" bear the meaning in the table. The rules as to notification and evidence are set out in the table. The rules as to control systems are set out in the table. Unless otherwise shown in the table the same rules apply for the Employees own sick pay payments


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                  3.5.3.   in the event of any absence from work due to sickness
                           or accident there may be deducted from the remuneration of the Employee an amount equal to the income benefit which he is entitled to claim in consequence of such sickness or accident under the nabonal insurance scheme for the time being in force and/or any scheme for the time being in force of which by virtue of his employment he is a non-contdbutory member and the amount of any compensation or damages received or receivable by him in respect of any accident by way of compensation for loss of earnings. The responsibility for making any necessary claim shall be that of the Employee

         3.6. The Employee will be entitled to the provision for pension and/or life assurance rights (if any) specified in the table

4.       TERMINATION OF THE APPOINTMENT

         The appointment is subject to termination by the Employer forthwith by notice in writing if the Employee commits any serious or repeated breach or after due warning fails to discontinue any material breach of his obligations hereunder or is guilty of conduct tending to bring himself or the Employer into disrepute or becomes of unsound mind or has a bankruptcy or administration order made against him or enters into any arrangement with his creditors

5.       SUPPLEMENTARY TERMS APPLICABLE ON TERMINATION

         5.1. The Employee has or will obtain in the course of his appointment knowledge of the trade connection and secrets and other confidential information belonging to the group and accordingly agrees to be bound by the following restrictions:-

         5.2. he will not after the termination of his appointment howsoever occurring (subject to proviso B below) for 12 months on his own account or for any other person firm or company solicit interfere with or endeavour to entice away from the Employer any person firm or company who or which at the determination of his employment was or shall be an employee or regular customer of or supplier to or otherwise in the habit of dealing with the Employer (or who shall have approached or shall have been approached by the Employer with a view to dealing either as such customer or as such supplier such approach not having been rejected by the other party) in the course of the business in which the Employee shall have been employed during his appointment

         5.3. he will not after the termination of his appointment howsoever occurring (subject to proviso B below) for 12 months directly or indirectly engage or offer any employment to any person who at any time during his appointment shall have


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                  been an officer or employee or agent of the Employer with
                  access to confidential information relating to any of its suppliers products or customers

         5.4. he will not at any time divulge to any person (other than those of the officials of the Employer whose province it is to know the same or upon the order of a court of competent jurisdiction or with the approval of the board of directors)

                  5.4.1.   any trade secret; or

                  5.4.2. any other confidential information (including without prejudice to the foregoing names of customers or suppliers or potential customers or suppliers); belonging to the Employer which he may have received during his appointment (unless the same has come into the public domain)

         5.5. he will not make copies of or memorise any confidential documents records recordings programmes printouts or lists belonging to the Employer and will on leaving service hand over all such matters belonging to the Employer or relating to its business or affairs (and all copies thereo) including all notes lists printouts and diaries and will retain no copies thereof or notes relating thereto

         PROVIDED THAT

         A.       Each of the obligations and restrictions contained in clause
                  5.1 or any part thereof shall be a separate distinct and severable obligation

         B. The obligations and restrictions contained in sub-clauses 5.2 and 5.3 of this clause 5.1 shall not apply where the Employer wrongfully or unfairly terminates the Employee's appointment or if the Employee terminates the employment in circumstances where the Employer has repudiated the contract or where the termination amounts to constructive dismissal

         C. It is agreed that the said obligations or restrictions are only such as are reasonably necessary for the protection of the Employees business but should any of the same be held void voidable illegal or otherwise unenforceable the same shall be deemed to be re-written with such minimum amendment as is compatible with the same being fully enforceable

6.       COMPANY VEHICLES

         The Employee may be provided with a company vehicle. The maintenance and cleanliness of the vehicle shall be the Employee's responsibility. The vehicle must not be driven by anyone other than the Employee. The Employer reserves the right to charge the Employee in respect of any mechanical problems caused by a failure by the Employee


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         to take reasonable care of the vehicle and in respect of any expense incurred by the Employer in valeting the vehicle. Any charges in this respect may be deducted from the Employee's salary. The Employee is required to refund to the Employer any outstanding balance on the Employee's fuel float. The Employer is entitled to deduct the same from the Employee's salary

7.       PREVIOUS AGREEMENTS

         This agreement is in substitution for all and any previous contracts of service or arrangements between the Employer and the Employee which will be deemed to have been terminated by mutual consent without liability on either party but without prejudice to accrued to RIGHTS AND LIABILITIES


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